Exhibit 99.1

Ballantyne Strong Portfolio Company GreenFirst To Acquire Forest and Paper Products Assets in Ontario and Quebec For $214 Million

Charlotte, NC – April 12, 2021 – Ballantyne Strong, Inc. (NYSE American: BTN) (the “Company” or “Ballantyne Strong”) announced that portfolio company GreenFirst Forest Products Inc. (TSXV: GFP) (“GreenFirst”) has entered into a binding asset purchase agreement pursuant to which a wholly-owned subsidiary of GreenFirst has agreed to acquire a portfolio of forest and paper product assets from Rayonier A.M. Canada G.P. and Rayonier A.M. Canada Industries Inc., each a subsidiary of Rayonier Advanced Materials Inc.

Based on GreenFirst’s announcement, the purchased assets include six lumber mills which are located in Chapleau, Cochrane, Hearst and Kapuskasing in Ontario, and in Béarn and La Sarre in Québec, as well as one newsprint mill located in Kapuskasing, Ontario. The purchased assets have an annual production capacity of 755 MMFbm and are capable of producing a wide range of forest products used in residential and commercial construction, including SPF lumber, wood chips and by-products. The newsprint mill has an annual production capacity of 205,000 MT/year. Collectively, the purchased assets rank as a top ten producer of lumber in Canada, based on recent publicly available industry rankings.

GreenFirst also announced that it intends to file a prospectus to conduct a backstopped rights offering to finance a portion of the purchase price for the purchased assets. GreenFirst intends to issue three rights for each of its outstanding shares of common stock with each right being exercisable, at a subscription price of Can$1.50. Ballantyne Strong current holds approximately 7.0 million common shares in GreenFirst, which would be expected to result in the receipt of approximately 21.1 million rights under the proposed rights offering. In connection with the backstop, Ballantyne Strong entered into a commitment letter with GreenFirst agreeing to exercise a minimum of approximately US$1.6 million in the contemplated rights offering.

Details of the transaction are available on the GreenFirst Forest Products Inc. press release issued this morning and available here.

Mark Roberson, Chief Executive Officer of Ballantyne Strong, commented, “We are very pleased with the progress that GreenFirst is making driving its growth strategy. This is a transformative acquisition that will make GreenFirst a top ten lumber producer in Canada, and we are excited about GreenFirst’s future as it expands its focused Canadian timber strategy. Prior to this transaction, Ballantyne Strong had an approximate $17 million unrealized gain on our investment in GreenFirst, and we look forward to continuing to participate in GreenFirst’s growth.”

Kyle Cerminara, Chairman of Ballantyne Strong, commented, “This is a historic transaction for our strategic investment in GreenFirst. We believe this transaction will greatly enhance the value of our strategic investments and we look forward to benefiting from both cyclical and secular tailwinds in the forest products industry. We could not be more pleased with the developments at GreenFirst over the last 12 months.”

About Ballantyne Strong, Inc.

Ballantyne Strong, Inc. (www.ballantynestrong.com) is a diversified holding company with operations and investments across a broad range of industries. The Company’s Strong Entertainment segment includes the largest premium screen supplier in the U.S. and also provides technical support services and other related products and services to the cinema exhibition industry, theme parks and other entertainment-related markets. Ballantyne Strong holds a $13 million preferred investment along with Google Ventures in privately held Firefly Systems, Inc., which is rolling out a digital mobile advertising network on rideshare and taxi fleets. Finally, the Company holds a 30% ownership position in GreenFirst Forest Products Inc. (TSX: GFP) which has recently completed an investment in a sawmill and related assets and a 21% ownership position in FG Financial Group, Inc. (Nasdaq: FGF) which is implementing business plans to operate as a diversified insurance, reinsurance and investment management holding company.

Forward-Looking Statements

Except for the historical information in this press release, it includes forward-looking statements which involve a number of risks and uncertainties, including but not limited to those discussed in the “Risk Factors” section contained in Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission (“SEC”) on March 10, 2021, the Company’s subsequent filings with the SEC, and the following risks and uncertainties: the negative impact that the COVID-19 pandemic has already had, and may continue to have, on the Company’s business and financial condition; the Company’s ability to maintain and expand its revenue streams to compensate for the lower demand for the Company’s digital cinema products and installation services; potential interruptions of supplier relationships or higher prices charged by suppliers; the Company’s ability to successfully compete and introduce enhancements and new features that achieve market acceptance and that keep pace with technological developments; the Company’s ability to successfully execute its capital allocation strategy or achieve the returns it expects from these investments; the Company’s ability to maintain its brand and reputation and retain or replace its significant customers; challenges associated with the Company’s long sales cycles; the impact of a challenging global economic environment or a downturn in the markets (such as the current economic disruption and market volatility generated by the ongoing COVID-19 pandemic); economic and political risks of selling products in foreign countries (including tariffs); risks of non-compliance with U.S. and foreign laws and regulations, potential sales tax collections and claims for uncollected amounts; cybersecurity risks and risks of damage and interruptions of information technology systems; the Company’s ability to retain key members of management and successfully integrate new executives; the Company’s ability to complete acquisitions, strategic investments, entry into new lines of business, divestitures, mergers or other transactions on acceptable terms, or at all; the impact of the COVID-19 pandemic on the companies in which the Company holds investments; the Company’s ability to utilize or assert its intellectual property rights, the impact of natural disasters and other catastrophic events (such as the ongoing COVID-19 pandemic); the adequacy of insurance; the impact of having a controlling stockholder and vulnerability to fluctuation in the Company’s stock price. Statements in this press release relating to GreenFirst’s planned acquisition and rights offering were made based upon public announcements by GreenFirst; therefore, the Company cannot confirm the accuracy of such statements or the likelihood of the consummation of the asset purchase transaction and the planned rights offering. Given the risks and uncertainties, readers should not place undue reliance on any forward-looking statement and should recognize that the statements are predictions of future results which may not occur as anticipated. Many of the risks listed above have been, and may further be, exacerbated by the ongoing COVID-19 pandemic, its impact on the cinema and entertainment industry, and the worsening economic environment. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described herein, as well as others not now anticipated. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such factors on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except where required by law, the Company assumes no obligation to update, withdraw or revise any forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

For Investor Relations Inquiries:

Mark Roberson	John Nesbett / Jennifer Belodeau
Ballantyne Strong, Inc. - Chief Executive Officer	IMS Investor Relations
704-994-8279	203-972-9200
IR@btn-inc.com	jnesbett@imsinvestorrelations.com